SCHEDULE 14A
                                 (Rute 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14 (a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )
Filed by the Registrant [  ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
Preliminary Proxy Statement [ ]
Confidential, for Use
of the Commission Only (as permitted by Rule 14a-6(e) (2) [ ] Definitive Proxy Statement [ ]
Definitive Additional Materials [  ]
Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12 [x}
                               WAYNE BANCORP, INC.
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                (Name of Registrant as Specified In Its Charter)

                     COMMITTEE TO PRESERVE SHAREHOLDER VALUE
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(Name of Person (s) filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
[x ] No fee required.
[  ] Fee computed on table below per Exchange Act Rules 14 (a)-6(i) (4) and
     0-11.

         1) Title of each class of securities to which transaction applies:

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          pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[  ]  Fee paid previously with preliminary materials.

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[  ]     Check box if any part of the fee is offset as provided by Exchange Act
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paid previously.  Identify the previous filing  by registration statement
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




THE WAYNE BANCORP COMMITTEE TO PRESERVE SHAREHOLDER VALUE
Dear Fellow Shareholder:

     If you believe Wayne is performing to its maximum potential, read no further.

     Frankly, we believe that Wayne's performance can, and should, be improved. The only way to improve any business -- and banking is no exception -- is to make changes. We believe that changes are necessary and the best way to begin to implement a program of change is to alter the composition of the Board of Directors.

     Plain and simple, a vote for the incumbent, Mr. Collins, is a vote for no change, and an endorsement of the status quo.

     When elected, Larry Seidman can, and with his vast experience1 will, be a catalyst for positive changes. Obviously, Larry Seidman cannot single-handedly effect changes in Wayne's business and business plans, since he will only have no more than two (counting Dennis Pollack) out of ten votes on the Board. Nevertheless, Larry Seidman can promote change by bringing a fresh perspective and new ideas to the Board.

     Among other things, Larry Seidman will explore opportunities that may be available to combine with other banks. Amazingly, Management has steadfastly refused to even entertain the concept of pursuing these opportunities that currently exist, but may soon disappear. In the last several years, such combinations have provided substantial rewards to shareholders of banks.

     Management has asked that we shareholders be satisfied and content with the fact that the stock is trading at prices substantially in excess of the initial public-offering price. This reliance upon the current trading price is unwarranted for the long term, since: (i) As we all know, the current price of our "thinly-traded" shares is unrelated to the profitability of operations; (ii) The true measure of performance is profitability, which has substantially lagged behind the performance achieved by Wayne's competitors.

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     1Larry Seidman has over 20 years of experience*  with respect to commercial real estate and commercial lending. On the other hand, Mr. Collins has no experience with commercial real estate or commercial lending, having spent his entire career running a local hardware store.

     Management has called Larry Seidman an "opportunist." Frankly, we view this as an endorsement. During the last two (2) decades, Larry Seidman has pursued opportunities that have consistently resulted in substantial gains and profits. These opportunities have included publicly-traded and privately-held investments. In the public sphere, these opportunities have involved situations where the investments have been completely passive, when it is believed that management is maximizing the available opportunities. These public investments have also included situations where Larry Seidman and his associates have pro-actively pursued avenues to effect change and increase shareholders values. One such avenue, when warranted, has been the pursuit of proxy contests. Examples of these contests in the banking industry are:

     (i) Larry Seidman identified an opportunity with Hubco Inc. (Hudson United Bank's holding company). After several proxy contests, Larry Seidman and his associates were able to designate three (3) Board Members. Anyone familiar with the industry knows how well all of Hubco's shareholders have faired over the ensuing years.

     (ii) Larry Seidman identified an opportunity with Crestmont Financial Corp. (Crestmont Savings & Loan Association's holding company). After a proxy contest, Larry Seidman ultimately became chairman and spear-headed the installation of a completely new management team.2 The former Corporate Secretary and Counsel to Crestmont, who served before and during Larry Seidman's tenure as Chairman (Craig Goettler, Esq.) has stated that policies and actions implemented by Larry Seidman saved Crestmont from failure during the early 1990's. A review of the public record will confirm that the average price paid by Larry Seidman and his associates for Crestmont shares was approximately $5.00; and today, after two
(2) mergers, these shares are selling for approximately $50.00.

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     2 As  indicated  in our  proxy  statement,  Larry  Seidman  was  ultimately sanctioned by the Office of Thrift Supervision for actions he undertook while Chairman. It must be emphasized that the Third Circuit Court of Appeals, in reversing the initial Order of the Director of Thrift Supervision, stated:
"Seidman acted to further the interests of Crestmont, not just his own . . . therefore his actions did not constitute a breach of the fiduciary duty of loyalty . . ."

     Ironically, one change that has apparently been implemented by Management actually represents a giant step backwards. It has just been announced that Wayne has entered into a joint venture to develop single-family homes. This represents a return to an activity that proved to be a complete disaster for Thrifts in the early 1990's. While we have no specifics on the particular venture being pursued by Management, we cannot conceive of any benefits that could possibly justify the risks and drawbacks that are inherent in this type of transaction.

     Management has complained that Larry Seidman was determined to have violated the proxy rules in connection with another proxy contest, due to a failure to make complete disclosures in a Schedule 13D. However, Management conveniently fails to mention that a Federal Judge had previously issued a reported decision, which approved of these same disclosures and found them to be in compliance with pertinent regulations. More importantly, Management has failed to disclose the following very important facts concerning its refusal to provide us with a copy of the list of shareholders, in order to block our ability to communicate with other shareholders. Management's tactics caused us to institute an unnecessary -- and unnecessarily expensive -- litigation. On February 24, 1998 a Chancery Judge of the Superior Court of New Jersey made the following findings in that litigation: (i) By withholding the lists, Management had been playing games with us and with the Court; (ii) Management failed to comply with Rule 14a-7 (a violation of Federal Security Regulations). (iii) Management was required to deliver copies of all of the lists within twenty-eight (28) hours.

     All of us who live, or work, in Northern New Jersey know that Wayne is in the same market as Ramapo Bank, and competes with Ramapo Bank. If you are satisfied with results that pale in comparison to those achieved by Ramapo Bank, then you want things to remain the same. On the other hand, if you share our dissatisfaction, and our desire to achieve improvement, then you want Larry Seidman who will bring new ideas to the Board and be a catalyst for change.

     IF YOUR SHARES ARE HELD IN "STREET NAME" ONLY, YOUR BANK OR BROKER CAN VOTE YOUR SHARES, AND ONLY UPON RECEIPT OF YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT THEM NOT TO VOTE AT THIS TIME.

     IF YOU HAVE ANY QUESTIONS OR NEED FURTHER ASSISTANCE, PLEASE CALL LAWRENCE SEIDMAN AT (973) 560-1400, EXT. 108 OR RICHARD WITMAN COLLECT AT (212) 421-4080 OR (800) 628-0048, OR OUR PROXY SOLICITOR: BEACON HILL PARTNERS INC., 90 BROAD STREET, NEW YORK, NEW YORK 10004 (800) 755-5001.

                       THE WAYNE BANCORP COMMITTEE TO PRESERVE SHAREHOLDER VALUE


DATED:   March 10, 1998